SCHEDULE II
                   INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-BHC COMMUNICATIONS A

 GABELLI FUNDS, INC.

 THE GABELLI VALUE FUND, INC.
                7/31/95           15,100-           92.0000

 GAMCO INVESTORS, INC.
                8/08/95            1,000            92.5625
                8/08/95            2,000-           91.9563
                8/08/95            1,000-           92.5620
                8/07/95            1,000-           92.5625
                8/03/95              200-           92.0000
                8/02/95            2,000-           93.0188
                8/01/95           13,000-           92.5000
                8/01/95            5,000-           92.7500
                7/31/95           25,000-           92.0000
                7/31/95            2,000-           92.7500


















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.



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